EXHIBIT 10.61

THIRD AMENDMENT TO
AGREEMENT IN SUPPORT OF DEVELOPMENT PROGRAM
AND ACCESS AND SECURITY AGREEMENT

General Motors Holdings LLC, on behalf of itself and its subsidiaries and affiliates (collectively, “GM”), and Quantum Fuel Systems Technologies Worldwide Inc., on behalf of itself and its subsidiaries and affiliates (collectively, “Supplier”), enter into this Third Amendment to Agreement in Support of Development Program and Access and Security Agreement (this “Third Amendment”) on December 20, 2013 (the “Effective Date”). Collectively, GM and Supplier are referred to herein as the “Parties” or individually as a “Party.”

RECITALS

A.     The Parties entered into an Agreement in Support of Development Program and an Access and Security Agreement, each dated as of February 14, 2011, a First Amendment to Agreement in Support of Development Program and Access and Security Agreement dated as of December 21, 2011, and a Second Amendment to Agreement in Support of Development Program and Access and Security Agreement Dated as of May 7, 2012 (the Agreement in Support of Development Program, as amended, is hereinafter referred to as the “Support Agreement” and the Access and Security Agreement, as amended, is hereinafter referred to as the “Access Agreement”).

B.    The Support Agreement provides that in connection with GM’s issuance of the CNG Purchase Orders, Supplier is to amortize its ED&D Costs related to the CNG Program over a specified number of production CNG Component Parts. GM agreed that should it cancel the CNG Program or Supplier’s production of the CNG Component Parts, and provided Supplier is not in breach of its obligations under the CNG Purchase Orders or the Support Agreement, GM would reimburse supplier for the ED&D Costs on the terms set forth in the Support Agreement.

C.    Supplier has requested that in lieu of the amortized payments to be made by GM with respect to the ED&D Costs as set forth in the Support Agreement, GM and Supplier agree to an amended payment schedule and related milestones.

D.    The Parties desire to further amend the Support Agreement for the sole purpose of amending the schedule of payments from GM to Supplier with respect to Supplier’s ED&D Costs for the CNG Program, in exchange for a full and complete waiver and release of any and all other past, present, and future obligations of GM related to any ED&D Costs relating to the CNG Program other than any ED&D Costs resulting from a GM initiated engineering, design or development change to the CNG Program and/or any Purchase Order related thereto, solely as evidenced by a Statement of Requirements issued by GM after the Effective Date of this Third Amendment (collectively, the “Excepted ED&D Costs”).

WHEREFORE, based on the foregoing recitals and for good and valuable consideration, the receipt and adequacy of which is acknowledged, the Parties agree to the following amendments to the Support Agreement and the Access Agreement, as the case may be:

1.	Defined Terms. Capitalized terms used, but not defined in this Third Amendment have the meanings given in the Support Agreement and Access Agreement, as the case may be.

2.	Amendment to Support Agreement. The Support Agreement is hereby amended as follows:

2.1	CNG Program. Section 16.2 of the Support Agreement is hereby amended and restated in its entirety as follows:
16.2    CNG Program. GM has issued and Supplier has accepted CNG Purchase Orders for the engineering, design, development, and production of Component Parts related to the CNG Program (the “CNG Component Parts”). In connection with GM’s issuance of the CNG Purchase Orders, GM has agreed to make to Supplier an aggregate payment of $2,785,200 (the “ED&D Payment”) with respect to Supplier’s engineering, design and development costs (collectively, “ED&D Costs”) related to the CNG Program. The ED&D Payment will be paid in installments as follows:
(i)     Within 15 days after the execution of the Third Amendment, GM shall make a payment to Supplier of $1,949,640.
(ii)     Within 15 days after completion by Supplier of ED&D services for the model year 2015 CNG Impala related to the manufacturing validation build for non-saleable build event, which shall be completed to GM’s satisfaction by the end of February 2014, GM shall make a payment to Supplier of $278,520.
(iii)    Within 15 days after completion by Supplier of ED&D services for the model year 2015 CNG Impala related to the Vehicle Document Complete and Pre-Production Part Approval Process events, which shall be completed to GM’s satisfaction by March 10, 2014, GM shall make a payment to Supplier of $278,520.
(iv)     Within 15 days after completion by Supplier of ED&D services for the model year 2015 CNG Impala related to the Start of Regular Production plus time to ensure a successful launch, which shall be completed to GM’s satisfaction by July 31, 2014, GM shall make a payment to Supplier of $278,520.
The ED&D Payment shall be in full and complete satisfaction of any obligations GM may have to Supplier related to the ED&D Costs other than the Excepted ED&D Costs, and Supplier hereby waives and releases any and all other past, present, and future claims against GM, arising from or related to the engineering, design and development of the CNG Program and CNG Component Parts other than the (i) ED&D Payment and (ii) any Excepted ED&D Costs. If GM cancels the CNG Program or Supplier’s production of the CNG Component Parts, and provided that Supplier is not in breach of its obligations under the CNG Purchase Orders or the Support Agreement, GM shall have no obligations or liabilities to Supplier relating to the engineering design and development of the CNG Program other than the reimbursement to Supplier of Supplier’s documented ED&D Costs up to the unpaid amount of the ED&D Payment and the amount of any Excepted ED&D Costs.

3.
Continuing Effect. Except as modified by this Third Amendment, all provisions of the Support Agreement and the Access Agreement, as amended, remain in full force and effect. GM reserves all of its rights under the Support Agreement and the Access Agreement, as amended. To the extent of any conflict between the terms of this Third Amendment and the terms of the Support Agreement and/or the Access Agreement, the terms of this Third Amendment shall control.

4.
Binding Effect. This Third Amendment inures to the benefit of and is binding upon the Parties hereto and their respective successors and assigns; nothing in this Third Amendment, express or implied, is intended to confer on any person other than the Parties hereto and their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Third Amendment.

5.	Governing Law. This Third Amendment will be governed by and construed in accordance with the laws of the State of Michigan, without regard to its conflict-of-law principles.

6.
Counterparts; Electronic Signatures. This Third Amendment may be executed in any number of duplicate originals or counterparts, and each duplicate original or counterpart will be deemed an original and taken together will be one and the same instrument. The Parties agree that their respective signatures may be electronically delivered, and that such electronic transmissions will be treated as originals for all purposes.

7.
Entire Agreement. This Third Amendment, together with any agreements or other documents referenced herein, contains the entire agreement of the Parties in connection with the subject matter of this Third Amendment and cannot be changed or terminated orally. All prior agreements, understandings, representations, warranties and negotiations regarding the subject matter hereof, if any, are merged into this Third Amendment. No term or provision of this Third Amendment may be waived, altered, modified or amended except by a written instrument, duly executed by the Parties hereto.

[Signatures on Following Page]

IN WITNESS WHEREOF, the undersigned have each caused this Third Amendment to be duly executed and delivered as of the date first written above.

GENERAL MOTORS HOLDINGS LLC By:/s/ Tim Brumbaugh Name: Tim Brumbaugh Title:	QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE INC. By: /s/ Brad Timon Name: Brad Timon Title: CFO

ACKNOWLEDGMENT AND CONSENT

The undersigned hereby acknowledges and consents to the terms set forth in this Third Amendment.

BRIDGE BANK, NATIONAL ASSOCIATION By: _/s/ Derrick Almeida_____________________ Title: Vice President

4